Exhibit D-3


     Statement of the Effects to the Companies Party to the Southern Company Income Tax Allocation Agreement after the Spin-Off or Mirant Corporation


On April 2, 2001 The Southern Company completed a tax-free spin-off of Mirant Corporation and related subsidiaries. As a result of this transaction, SEI and its subsidiaries ceased to be members of Southern Company's consolidated group and therefore ceased to be participants in the Southern Company tax allocation agreement. The list of companies that are no longer members of the group and therefore are no longer covered by the tax allocation agreement are listed below:

Southern Energy Resources, Inc.
Hawaiian Cogenerators, Inc.
Mirant Birchwood, Inc.
Mirant Americas, Inc.
Mirant Corporation
Southern Electric International - Europe, Inc.
Southern Electric, Inc.
Mirant Trinidad Investments, Inc.
Mirant Hong Kong Membership, Inc.
Southern Energy Trading and Marketing, Inc.
Mirant International Investments, Inc.
Mirant South America and Caribbean, Inc.
Southern Electric International Finance, Inc.
Mirant Asia-Pacific Ventures, Inc.
Mirant Perryville Investments, Inc.
Mirant State Line Ventures, Inc.
Southern Energy Retail Trading & Marketing, Inc.
SEI Germany - BEWAG, Inc.
SEI Worldwide Holdings, Inc.
State Line Holding Corporation
Mirant Americas Development, Inc.
Southern Electric International, Inc.
Mirant Americas Energy Marketing Investments, Inc.
Southern Energy Risk Management Investments, Inc.
Mirant Risk Management Investments, Inc.
Mirant Wisconsin Investments, Inc.
Southern Energy Europe, Inc.
Mirant Caribe, Inc.
Mirant (SPID) Investments, Inc.
Southern Energy Ventures, Inc.
Mirant Asia-Pacific Holdings, Inc.
SEI Brazil Holdings, Inc.
SEI South America, Inc.
Mobile Development Company
Southern Energy Europe Investments, Ltd.
Mirant California Investments, Inc.
Southern Energy Golden State Holdings, Inc.
Southern Energy Netherlands, Ltd.
Mirant Texas Investments, Inc.
Mirant Texas Management, Inc.
Mirant New York, Inc.
Mirant New York Investments, Inc.
Southern Energy New England G.P., Inc.

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Mirant Wichita Falls Management, Inc.
Mirant Management Europe, Inc.
Mirant Wichita Falls Investments, Inc.
Mirant New England Investments, Inc.
Mirant Americas Generation, Inc.
Mirant Michigan Investments, Inc.
Mirant Wrightsville Investments, Inc.
Mirant Wrightsville Management, Inc.
Mirant Nevada Investments, Inc.
Mirant Nevada Management, Inc.
Mirant Illinois Investments, Inc.
Mirant Sugar Creek Ventures, Inc.
Mirant Sugar Creek Holdings, Inc.
Hudson Valley Gas Corporation
Mirant Mid-Atlantic Investments, Inc.
Mirant Mid-Atlantic Management, Inc.
Mirant Capital, Inc.
Mirant Americas Procurement, Inc.
Mirant ICE Investments, Inc.
Mirant Portage County Investments, Inc.

The following companies remain members of the Southern Company consolidated group and participants in the Southern Company tax allocation agreement:

The Southern Company
Alabama Power Company
Georgia Power Company
Gulf Power Company
Mississippi Power Company
Alabama Property Company
Southern Company Services, Inc.
Southern Electric Generating Company
Piedmont-Forrest Corporation
Southern Management Development, Inc.
Savannah Electric and Power Company
Southern Nuclear Operating Company
Southern Electric Railroad Company
Southern Communications Services, Inc.
Mobile Energy Services Holdings, Inc.
Georgia Power LP Holdings Corporation
Southern Telecom, Inc.
Southern Telecom 1, Inc.
Southern Telecom 2, Inc.
Southern Information Holding Company, Inc.
Southern Information 1, Inc.
Southern Information 2, Inc.
Southern Energy Finance Company, Inc.
EPZ Lease, Inc.
Southern Company Capital Funding, Inc.
Southern Energy Clairton, Inc.
Southern Energy Clairton 2, Inc.
Dutch Gas Lease, Inc.
Alabama Energy Providers, Inc.
Mississippi Power Services, Inc.
Southern Energy Carbontronics, Inc.
Nuon Lease, Inc.


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Southern Energy Finance Capital Corporation
GAMOG Lease, Inc.
Reese Communication, Inc.
Alabama Synfuel Energy, Inc.
Synfuel Services, Inc.
Energy Related Activities, Inc.
Southern Power Company
Southern Company Holdings, Inc.
Southern Company Funding Corporation
Southern Company Electrotechnologies, Inc.














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